Exhibit 10.1

SECOND AMENDMENT TO
EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT

This Second Amendment to Expense Support and Conditional Reimbursement Agreement (this “Second Amendment”) is made as of June 30, 2014 by and between HMS Income Fund, Inc. (the “Company”) and HMS Adviser LP (the “Adviser”).

WHEREAS, the Company and the Adviser entered into that certain Expense Support and Conditional Reimbursement Agreement dated as of December 30, 2013 (as amended from time to time, the “Expense Support Agreement”), and that certain Amendment to Expense Support and Conditional Reimbursement Agreement dated as of March 31, 2014, pursuant to which, among other things, the Adviser agreed to pay to the Company up to 100% of the Company Operating Expenses (as defined in the Expense Support Agreement) in order for the Company to achieve a reasonable level of expenses in relation to its investment income until June 30, 2014 (the “Payment Period”);

WHEREAS, the Company and the Adviser have determined that it is appropriate and in the best interests of the Company to amend the Expense Support Agreement to extend the Payment Period to September 30, 2014;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. The Expense Support Agreement is hereby amended to change all references to June 30, 2014 in Section 1 thereof to September 30, 2014. As all such references are in Section 1 of the Expense Support Agreement, Section 1, as so amended, now reads in its entirety as follows:

“1.    EXPENSE SUPPORT PAYMENTS

Until September 30, 2014, or a prior date mutually agreed to by both parties, the     Adviser, at its sole discretion and in consultation with the Company, hereby agrees to pay to the Company, up to 100% of the Company Operating Expenses in order for the Company to achieve a reasonable level of expenses in relation to its investment income (the “Operating Expense Objective”). Any payment made by the Adviser pursuant to the preceding sentence shall be referred to herein as an “Expense Support Payment.” Upon determination by the Adviser to make any Expense Support Payment, the Adviser shall promptly notify the Company of such Expense Support Payment. The Adviser’s obligation to make Expense Support Payments during the Expense Support Payment period shall automatically become a liability of the Adviser and the right to such Expense Support Payment shall be an asset of the Company upon receipt of notification of     payment from the Adviser. Any Expense Support Payment shall be paid by the Adviser to the Company in any combination of cash or other immediately available funds, and/or offsets against amounts otherwise due from the Company to the Adviser.

For purposes of this Agreement, “Company Operating Expenses” means third party operating costs and expenses incurred by the Company between January 1, 2014 and September 30, 2014, as determined under generally accepted accounting principles for investment management companies.”

2.    This Second Amendment constitutes an amendment to the Expense Support Agreement. The terms and provisions of the Expense Support Agreement and all other documents and instruments relating and pertaining to the Expense Support Agreement shall continue in full force and effect, as amended hereby. In the event of any conflict between the provisions of the Expense Support Agreement and the provisions of this Second Amendment, the provisions of this Second Amendment shall control.

3.    This Second Amendment (a) shall be binding upon the Company and the Adviser (the “Parties”) and their respective successors and assigns; (b) may be modified or amended only by a writing signed by each of the Parties; (c) may be executed in several counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (d) together

Exhibit 10.1

with the Expense Support Agreement, embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

[Signature Page Follows]

Exhibit 10.1

[Signature Page to Second Amendment to Expense Support and Conditional Reimbursement Agreement]

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

HMS INCOME FUND, INC.

By: /s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary

HMS ADVISER LP

By: HMS ADVISER GP, its general partner

By: /s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary
ACKNOWLEDGEMENT:

The undersigned, MSC Adviser I, LLC, executes this Second Amendment solely for the purpose of evidencing their acknowledgement of its execution.

MSC ADVISER I, LLC

By: /s/ Jason B. Beauvais
Name: Jason B. Beauvais
Title: Senior Vice President